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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-32934) of Corestates Financial Corp of our report, which includes an explanatory paragraph related to a change in the method of accounting for investments in 1993, dated January 19, 1994, on our audit of the consolidated financial statements of Independence Bancorp, Inc. as of and for the year ended December 31, 1993, incorporated by reference in CoreStates Annual Report on Form 10-K for the year ended December 31, 1995.


/s/ Coopers & Lybrand LLP
----------------------------
Philadelphia, Pennsylvania
November 20, 1996